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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 25, 2002



                             HELMERICH & PAYNE, INC.
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             (Exact name of registrant as specified in its charter)



Delaware                            1-4221                      73-0679879
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(State or other                (Commission File               (I.R.S. Employer
jurisdiction of                    Number)                     Identification
incorporation)                                                    Number)


Utica at Twenty-first Street, Tulsa, Oklahoma                   74114
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(Address of principal executive offices)                     (Zip Code)


                                 (918) 742-5531
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)



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Item 5.  Other Events.

         On February 13, 2002, the Venezuelan government announced the abandonment of its 5-year-old exchange rate policy and allowed the Venezuelan bolivar to float against the US dollar. The previous policy, implemented in 1997, allowed the bolivar to float up or down within a 7.5 percent band relative to the US dollar. The bolivar's value has been extremely volatile under the new plan and has traded as high as 1135 to 1 US dollar or 30 percent devaluation from the 792.5 rate the currency opened with on February 13.

         The impact of the currency devaluation to Helmerich & Payne de Venezuela, assuming an exchange rate to the US dollar between 1021 to 1200, could be an exchange loss of from 2 to 3 million US dollars in the 2nd quarter of fiscal year 2002. Venezuelan operations continue to be a significant part of the Registrant's business. Currently, the Registrant owns and operates 14 land drilling rigs in Venezuela with a utilization rate of 50%.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            HELMERICH & PAYNE, INC.
                                                         (Registrant)



                                            By: /s/ STEVEN R. MACKEY
                                               ---------------------------------
                                               Name:   Steven R. Mackey
                                               Title:  Vice President



Dated:   February 25, 2002

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